NEW YORK STOCK EXCHANGE, INC.

AGREEMENT FOR RECEIPT AND USE OF MARKET DATA

AGREEMENT made as of the ________________ day of ______________________, 19_______ between the executing person * (" Customer") and New York Stock Exchange, Inc. (" NYSE") acting on behalf of the Authorizing SROs* as Paragraph 12 describes.

RECITAL

The Authorizing SROs act (1) cooperatively pursuant to the "CTA Plan" 1 and the "CQ Plan" 2 (collectively, the "Plans") and on behalf of Other Data Disseminators*, and (2) individually on their own behalves, to facilitate the dissemination of the following categories of information:

Network A* Last Sale Price Information* Network B* Last Sale Price Information

Network A Quotation Information* Network B Quotation Information

NYSE Market Information* AMEX Market Information*

Other Market Information* Delayed Last Sale Price Information*

This Agreement refers to such information collectively as "Market Data" and refers to each category of such information as a "Type of Market Data") The Authorizing SROs authorize NYSE to enter into this Agreement to permit Customer to receive and redisseminate and/ or otherwise use Market Data on a non-exclusive basis, and to perform or provide the Services*, (1) to the extent, for the purposes, and in the manner, specified in Exhibit A and (2) only in accordance with and subject to this Agreement. This Agreement incorporates Exhibit A.

TERMS AND CONDITIONS

Customer and the Authorizing SROs by NYSE acting on their behalf agree as follows:

PART I: MARKET DATA ACCESS AND USE

1. DEFINITIONS

(a) "AMEX Market Information" includes Last Sale Price and Quotation Information relating to Non-Eligible Securities* that are admitted to dealings on the American Stock Exchange (" AMEX"), index information that AMEX makes available and such other categories of information as AMEX or an Other Data Disseminator may make available and AMEX may from time to time identify.

(b) "Authorizing SRO( s)" mean each of the national securities exchanges, and the national securities association, that are signatories to either or both Plans. (This agreement refers to any such signatory as a "Participant".)

(c) "Customer Affiliate" means any person identified in Exhibit A (i) that receives one or more Services and (ii) as to which NYSE has made the "control relationship" determination that Paragraph 8( b) describes.

* Whenever an asterisk follows the first use of a term, Paragraph 1 of this Agreement refers to or defines that term.

1 The CTA Plan was filed with the Securities and Exchange Commission (the "Commission") by certain of the

Authorizing SROs pursuant to Rule 17A-15 (later amended and renumbered as Rule 11Aa3-2) under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Commission declared the CTA Plan effective as of May 17, 1974.

2 The CQ Plan was filed with the Commission by certain of the Authorizing SROs for the purpose of implementing Rule 11Ac1-1 under the 1934 Act. The Commission approved the CQ Plan on July 28, 1978.

(d) "Data Recipient" means any person that is authorized in accordance with Paragraph 5 to receive one or more Types of Market Data from Customer acting pursuant to this Agreement.

(e) "Delayed Last Sale Price Information" means Last Sale Price Information that has been delayed for such period (the "Delay Period") as NYSE specifies on 60 days' written notice.

(f) "Disseminating Party" means "CTA" and the "Operating Committee" (as defined in the CTA and CQ Plans, respectively), each member of CTA and the Operating Committee, each Authorizing SRO, each facilities manager for the dissemination of one or more Types of Market Data (e. g., the "Processor" as defined in the Plans), each Other Data Disseminator, each of their respective directors, governors, officers, employees and affiliates, and each director, officer and employee of each such affiliate.

(g) "Eligible Security" has the meaning that the CTA Plan assigns to that term.

(h) "Indirect Access" means access to one or more of the Authorizing SROs' Transmission Facilities through an intermediary and in a manner that (i) allows the access recipient to control the redistribution of Market Data or (ii) precludes the access provider (A) from exercising entitlement controls over the access recipient's use of Market Data in a manner that is satisfactory to NYSE or AMEX, as appropriate, or (B) from otherwise fulfilling its reporting obligations under its agreement with the Authorizing SROs. (This Agreement provides terms and conditions pursuant to which Customer may provide and/ or receive Indirect Access.)

(i) "Indirect Access Service" refers to Customer's provision of Market Data to a Data Recipient in compliance with Exhibit A and in a manner that NYSE, acting in its sole discretion, determines to constitute Indirect Access to the Transmission Facilities.

(j) "Interrogation Device" means any terminal or other device, including, without limitation, any computer, data processing equipment, communications equipment, cathode ray tube, monitor or audio voice response equipment, technically enabled to display, transmit or otherwise communicate, upon inquiry, Market Data in visual, audible or other comprehensible form.

(k) "Interrogation Service" means any service that permits retrieval of one or more Types of Market Data by means of an Interrogation Device.

(l) "Last Sale Price Information" means (i) the last sale prices reflecting completed transactions in Eligible Securities or Non-Eligible Securities, (ii) the volume and other information related to those transactions, (iii) the identifier of the Authorizing SRO furnishing the prices, and (iv) other related information.

(m) "Market Minder" means any Service provided by a Vendor* by means of an Interrogation Device or other display which (i) permits monitoring, on a dynamic basis, of Last Sale Price Information and/ or Quotation Information in respect of a particular security, and (ii) displays the most recent Last Sale Price Information or Quotation Information with respect to that security until such information has been superseded or supplemented by the display of new Last Sale Price Information reflecting the next reported transaction in that security and/ or new Quotation Information reflecting updated bids or offers for that security.

(n) "Network A" means (i) in respect of Eligible Securities, Eligible Securities admitted to dealings on NYSE, and (ii) in respect of a Participant, a Participant that makes available information relating to Network A Eligible Securities.

(o) "Network B" means (i) in respect of Eligible Securities, Eligible Securities other than Network A Eligible Securities, and (ii) in respect of a Participant, a Participant that makes available information relating to Network B Eligible Securities.

(p) "Non-Eligible Securities" include certain stocks, bonds, and other securities, that are not Eligible Securities and that are admitted to dealings on a Participant national securities exchange.

(q) "NYSE Market Information" includes Last Sale Price and Quotation Information relating to Non-Eligible Securities that are admitted to dealings on NYSE, index information that NYSE makes available and such other categories of information as NYSE or an Other Data Disseminator may make available and NYSE may from time to time identify.

(r) "Other Data Disseminators" means (i) "other reporting parties" (as the CTA Plan defines that term) and (ii) such other, non-Participant parties that make market information available over the Transmission Facilities, or that have a proprietary interest in the index information that a Participant makes available pursuant to the CTA Plan, as NYSE or AMEX, as appropriate, may from time to time identify.

(s) "Other Market Information" includes Last Sale Price and Quotation Information relating to Non-Eligible Securities that are admitted to dealings on a Participant other than NYSE or AMEX, index information that a Participant other than NYSE or AMEX makes available pursuant to the CTA Plan and such other categories of information as a Participant other than NYSE or AMEX, or an Other Data Disseminator, may make available and NYSE may from time to time identify.

(t) "Person" means a natural person or proprietorship, or a corporation, partnership or other organization.

(u) "Quotation Information" means (i) all bids, offers, quotation sizes, aggregate quotation sizes, identities of brokers or dealers making bids or offers and other information in respect of Eligible Securities and Non-Eligible Securities; (ii) the identifier of the Authorizing SRO furnishing each bid or offer; (iii) each "consolidated BBO" (as the CQ Plan defines that term) in the foregoing information and any identifier associated therewith; (iv) each "ITS/ CAES BBO" (as the CQ Plan defines that term) and any identifier associated therewith; and (v) related information.

(v) "Services" include both Subscriber Services* and Indirect Access Services.

(w) "Service Facilitator" means any person other than a "common carrier" (as defined in the Federal Communications Act) (i) that assists Customer as described and in the manner specified in Exhibit A in any aspect of Customer's receipt, dissemination or other use of Market Data (including any facilities manager, equipment operator, signal broadcaster or installation contractor) and (ii) as to which NYSE has made the "Service Facilitator" determination that Paragraph 8( a) describes.

(x) "Subscriber" means a recipient of one or more types of Market Data through a Ticker Display*, Interrogation Service, Market Minder Service, or other Market Data Service from a Vendor, another data redisseminator or the Authorizing SROs.

(y) "Subscriber Service" refers to any Interrogation, Ticker Display, Market Minder or other service involving the use of Market Data (other than an Indirect Access Service) that Customer may create and provide to its own officers, partners and employees and/ or to other

Data Recipients, all as Exhibit A describes.

(z) "Ticker Display" means a continuous moving display of Last Sale Price Information (other than a

Market Minder) provided on an interrogation or other display device.

(aa) "Transmission Facilities" include the data transmission facilities by which the Authorizing SROs make Market Data available pursuant to the Plans and such other data transmission facilities by which one or more Authorizing SROs may make Market Data available as NYSE may from time to time identify.

(bb) "Vendor" means any person engaged in the business of providing Subscriber Services and/ or Indirect Access Services to brokers, dealers, investors or other persons.

2. PROPRIETARY INTERESTS -Customer understands and acknowledges, and shall assure that each Customer Affiliate and Service Facilitator (if any) understands and acknowledges, that each Authorizing SRO and Other Data Disseminator has a proprietary interest in the Market Data that originates on or derives from its markets or in its index information.

3. CUSTOMER ACCESS TO MARKET DATA

(a) DIRECT ACCESS -Customer may receive one or more Types of Market Data through direct access to (i. e., through direct computer-to-computer interface( s) with) the Transmission Facilities.

(b) INDIRECT ACCESS -Customer may receive one or more Types of Market Data through Indirect Access to the Transmission Facilities through an intermediary. However, Customer may do so only after NYSE notifies the intermediary in writing of NYSE's approval.

(c) ACCESS SPECIFICATIONS AND EXPENSES -Customer may receive one or more Types of Market Data as Paragraphs 3( a) and 3( b) provide solely as and to the extent described, and in the manner specified, in Exhibit A. Where Customer adds, deletes or substitutes either any intermediary or any means of access (i. e., either direct access or Indirect Access), NYSE must first approve the addition, deletion or substitution and any related changes as Paragraph 6 describes. Except as NYSE may explicitly undertake, no Authorizing SRO is responsible for any cost or expense, or for providing any circuit, necessary for Customer to receive or transmit Market Data.

4. SRO MODIFICATIONS -Upon as much notice as is reasonably practicable under the circumstances, the Authorizing SROs, without liability to Customer or to any other person, (a) may discontinue disseminating any or all Types of Market Data either at all or in any particular manner, (b) may change or eliminate any circuit( s) carrying any or all Types of Market Data, (c) may discontinue converting any or all Types of Market Data into electrical signal form and/ or (d) may change the speed or any other characteristic of the electrical signals representing any or all Types of Market Data.

5. CUSTOMER USE OF MARKET DATA

(a) PERMITTED USE OF DATA -Customer may receive and use a Type of Market Data pursuant to this Agreement solely as and to the extent described, and in the manner specified, in Exhibit A. Except as this Paragraph 5 describes, any redissemination or other use of that Type of Market Data is prohibited. Where NYSE has authorized Customer to provide one or more, but not all, Types of Market Data to a Data Recipient, Customer shall inhibit the provision of the unauthorized Type( s) of Market Data in the manner Exhibit A describes.

(b) SUBSCRIBER SERVICES -Customer may provide one or more Type( s) of Market Data to a Subscriber through a Subscriber Service solely as described and in the manner specified in Exhibit A and only pursuant to such one or more of the following requirements as NYSE or AMEX, as appropriate, specifies:

(i) if NYSE, or AMEX, as appropriate, has notified Customer (by such means as NYSE or AMEX, as appropriate, may specify) that the person has entered into an appropriate agreement with NYSE or AMEX that authorizes the person to receive and use the Type( s) of Market Data; or

(ii) while the person is a party to an effective agreement with Customer that includes terms and conditions in the form attached to this Agreement as Exhibit B (if any); or

(iii) Customer's compliance with such alternative or additional Subscriber Service requirements as NYSE, or AMEX, as appropriate, may from time to time approve in writing.

Where Customer provides a Subscriber Service pursuant to clause (ii) or (iii) of this Paragraph 5( b), Customer shall assure that it has the ability to modify its agreements with Subscribers, and any alternative subscriber requirements, as NYSE may from time to time specify. Customer shall effect any such modification promptly, except that Customer may continue to provide a Subscriber Service to any existing Subscriber without effecting the modification for 90 days from that receipt. Customer shall discontinue its provision thereafter if the Subscriber has not agreed to the modification( s). Customer shall promptly describe to NYSE any breach by a Subscriber of the NYSE-prescribed portions of Customer's agreements with the Subscriber, or of NYSE-prescribed alternative subscriber requirements, about which it may learn. Customer shall not in any way amend, supplement, or otherwise modify NYSE-prescribed provisions or requirements or vitiate those provisions or requirements by any collateral agreement or understanding, except as NYSE may otherwise agree in writing.

(c) INDIRECT ACCESS SERVICES -NYSE will determine in its sole discretion whether the manner in which Customer intends to provide one or more Types of Market Data to other persons constitutes an Indirect Access Service. Customer may provide an Indirect Access Service solely as described and in the manner specified in Exhibit A. Customer shall not provide any person with an Indirect Access Service unless NYSE has notified Customer that the person has entered into an appropriate agreement with NYSE authorizing the Indirect Access. Customer shall promptly notify NYSE whenever any person commences or ceases to receive an Indirect Access Service.

(d) DELAYED LAST SALE PRICE INFORMATION SERVICES -If Customer elects to provide Delayed Last Sale Price Information Services (as described, and in the manner specified, in Exhibit A), Customer shall:

(i) comply with any contract and fee collection requirements that NYSE may specify from time to time as to persons receiving Delayed Last Sale Price Information;

(ii) assure that each display of Delayed Last Sale Price Information conspicuously exhibits a statement indicating that the information has been delayed and the duration of the delay; and

(iii) assure that any advertisement, sales literature or other material promoting any Delayed Last Sale Price Information Service, and any agreement for that Service, includes such a statement in a conspicuous manner.

Customer shall assure that the statement is effected in the form and manner Exhibit A describes and in a manner that makes it readily visible to any person viewing the display or promotional material. In addition, Customer shall comply, and shall use its best efforts to cause Subscribers to comply, with any other reasonable regulation that NYSE may adopt from time to time to assure that viewers of Delayed Last Sale Price Information are not misled as to its nature.

(e) SECURITIES PROFESSIONAL EXCEPTION -Insofar as (i) NYSE determines that Customer is a securities professional (such as a registered broker-dealer or investment adviser) and (ii) Exhibit A does not otherwise permit Customer to provide Market Data to a particular person or branch office, Customer, solely in the regular course of its securities business, may occasionally furnish limited amounts of Market Data to its customers and clients and to its branch offices. Customer may do so notwithstanding anything to the contrary in this Paragraph 5 and subject to such additional limitations as NYSE may specify in writing. Customer may so furnish Market Data to its customers and clients who are not on Customer's premises solely (i) in written advertisements, educational material, sales literature or similar written communications or (ii) during telephone conversations not entailing the use of computerized voice synthesization, other electronic communication or similar technology. Customer may so furnish Market Data to its branch offices solely (i) as the preceding sentence permits or (ii) through manual entry over its communications network. Customer shall not permit any customer or client to take physical possession of any component of the equipment and software used for or in connection with any Service, except as Exhibit A may otherwise provide.

(f) PERMITTED CONNECTIONS OF TICKER DISPLAY DEVICES -Customer may connect approved Ticker Display devices to the Transmission Facilities solely (i) for persons, and at locations, that NYSE or AMEX, as appropriate, has approved for that purpose and (ii) as described and in the manner specified in Exhibit A. Customer shall assure that any Ticker Display device complies with all NYSE requirements for content, format and timeliness.

6. SERVICE AND SECURITY VARIATIONS AND SUPPLEMENTS -Customer shall submit for NYSE's approval a description of any proposed, non-trivial variation or supplement to or deletion from any receipt, redissemination, other use or display of Market Data or to any Market Data security safeguard. Customer shall not implement any such variation, supplement or deletion unless NYSE approves its description in writing, whereupon Exhibit A shall incorporate the description. Customer understands that NYSE may not approve a proposed variation, supplement or deletion and that it acts at its own risk if any significant effort is expended in development prior to NYSE's approval. Customer further understands that an approved variation or supplement may be subject to one or more additional or substituted charges payable pursuant to Paragraph 10.

PART II: SECURITY

7. TRANSMISSION AND EQUIPMENT SECURITY

(a) PROTECTION OF TRANSMISSIONS AND EQUIPMENT -Customer shall assure that Service-related data processing, transmission and communications equipment and software are arranged and protected so that, so far as reasonably possible, no person can have unauthorized access to Market Data.

(b) SECURITY BREACHES AND REVISION -Customer shall assure that the security safeguards that Exhibit A describes are enforced. If, in its sole discretion, NYSE determines that one or more persons have unauthorized access to Market Data, Customer shall, in accordance with Paragraph 6, take all steps necessary to alter the security safeguards and the manner of its receipt or transmission of Market Data so as to preclude the access. Customer shall provide NYSE with such evidence as NYSE may request regarding the adequacy of those steps. If NYSE determines those steps to be inadequate, Customer shall promptly comply with any writing instructing Customer to discontinue transmitting Market Data by the inadequately-safeguarded means.

(c) INSPECTION -Customer shall assure that any person authorized in writing by NYSE (in respect of all Types of Market Data) or by AMEX (in respect of Network B Market Data and Other Market Information) has access, at any reasonable time, to any premises of Customer, any Customer Affiliate, any Service Facilitator or any person to whom Customer provides Market Data. In the presence of officials in charge of the premises, the authorized person may (i) examine any component of equipment and software used for the purposes of this Agreement and located at the premises and (ii) observe the use of Market Data and all operations located or conducted at the premises, but solely to monitor compliance with this Agreement. This Paragraph 7( c) does not require Customer to disclose any proprietary information other than as Exhibit A discloses.

8. SERVICE FACILITATORS AND CUSTOMER AFFILIATES

(a) SERVICE FACILITATORS -NYSE will determine in its sole discretion whether any person assisting Customer for the purposes of this Agreement is a "Service Facilitator" and, therefore, is excused from entering into a separate agreement with NYSE. NYSE will base its determination upon such criteria as (i) the nature and quantity of the Service-related functions that the person performs and (ii) the extent to which Customer owns, or is under common ownership with, the person. Customer shall not permit any person other than a common carrier to assist Customer in providing or performing any aspect of the Service unless (i) NYSE has determined the person to be a "Service Facilitator" and the person is acting in accordance with, and in the manner specified, in Exhibit A or (ii) the person has entered into an agreement with NYSE governing the assistance.

(b) CUSTOMER AFFILIATES -NYSE will determine in its sole discretion whether any "control relationship" between Customer and any person qualifies the person as a "Customer Affiliate" for the purposes of this Agreement. Subject to the charges to which Paragraph 10( a) refers and to the other applicable provisions of this Agreement, Customer may provide any Subscriber Service to partners or officers and employees of Customer Affiliates. For that purpose, any such partner, officer or employee is deemed "a partner, officer or employee of Customer".

(c) CUSTOMER'S GUARANTEE -Customer unconditionally guarantees that each Service Facilitator and Customer Affiliate (i) will fully comply with the provisions of this Agreement that protect against unauthorized access to Market Data, that relate to installation, maintenance and inspection, or that otherwise apply in respect of the Service Facilitator or Customer Affiliate to the same extent as if it had entered into this Agreement and (ii) will not cause Customer to fail to comply with this Agreement. Customer shall inform each Service Facilitator and Customer Affiliate of all relevant provisions of this Agreement and shall promptly provide NYSE with a full description whenever it learns that a Service Facilitator or Customer Affiliate has failed to so comply or has caused Customer to fail to comply.

(d) CURE AND DISCONTINUANCE OF ACCESS -Whenever NYSE notifies Customer in writing that it has determined that a Service Facilitator or Customer Affiliate has failed to act in accordance with, or in the manner specified in, this Agreement, Customer shall promptly cure the breach or rectify the failure. If NYSE so instructs, Customer shall discontinue giving Market Data access to the partners, officers and employees of the Customer Affiliate, or using the Service Facilitator, under this Agreement.

9. COOPERATION AS TO UNAUTHORIZED RECEIPT

(a) PREVENTION AND DISCOVERY -Customer shall use best efforts to assure that no "Unauthorized Recipient" obtains Market Data from Customer or from equipment and software that Customer uses for the Services. As to any Type of Market Data, an "Unauthorized Recipient" is any person other than a Data Recipient, Customer Affiliate or Service Facilitator in its authorized access to that Type of Market Data. If an Unauthorized Recipient does so obtain Market Data, Customer shall use its best efforts to ascertain the source and manner of acquisition, shall fully and promptly brief NYSE, and shall promptly pay the applicable amounts described in Paragraph 10. Customer shall otherwise cooperate and assist in any investigation relating to any unauthorized receipt of Market Data made available pursuant to this

Agreement.

(b) CUSTOMER COOPERATION AND ASSIGNMENT -Any one or more Authorizing SROs may sue or otherwise proceed against any Unauthorized Recipient, including suing or proceeding to prevent the Unauthorized Recipient from obtaining, or from using, any Type of Market Data that it or they make available. If any one or more Authorizing SROs institute any suit or other proceeding against the Unauthorized Recipient, Customer, unless made a defendant in the suit or proceeding,

(i) shall assure that it and Customer Affiliates and Service Facilitators (if any) cooperate with and assist the Authorizing SRO( s) in the suit or proceeding in all reasonable respects, provided that the Authorizing SRO( s) reimburse Customer for reasonable out-of-pocket expenses; and

(ii) if the one or more Authorizing SROs so elect in writing, shall assure that all of Customer's, Customer Affiliates' and Service Facilitators' right, title and interest in the suit or proceeding and in its subject matter will be assigned to the Authorizing SRO( s).

If the one or more Authorizing SROs elect the assignment, it or they shall indemnify, hold harmless and defend Customer against any cost, liability or expense (including reasonable attorneys' fees) that arises out of or results from the suit or proceeding.

(c) THIRD PARTY SUITS AGAINST CUSTOMER -If any person brings a suit or other proceeding to enjoin Customer, any Customer Affiliate or any Service Facilitator from refusing to furnish any Type of Market Data to any Unauthorized Recipient, Customer shall promptly notify NYSE. The Authorizing SRO( s) that make that Type of Market Data available may intervene in the suit or proceeding in the name of Customer, the Customer Affiliate or the Service Facilitator, as appropriate, and, through counsel chosen by the intervening Authorizing SRO( s), may assume the defense of the action on behalf of Customer, the Customer Affiliate or the Service Facilitator. Intervening Authorizing SROs shall jointly and severally indemnify, hold harmless and defend Customer against any loss, liability or expense (including reasonable attorneys' fees) that arises out of or results from the suit or proceeding.

(d) WITHDRAWAL OF RECIPIENT APPROVAL -If NYSE or AMEX, as appropriate, notifies Customer in writing that the Authorizing SRO( s) have terminated the right of any authorized recipient to receive any Type of Market Data, Customer (i) shall cease furnishing that Type of Market Data to the person within five business days of the notice and (ii) shall, within ten business days, confirm the cessation, and inform NYSE or AMEX, as appropriate, of the cessation date, by notice.

(e) CUSTOMER INDEMNIFIED -If Customer refuses to furnish, or to continue to furnish, to any person any Type of Market Data solely because NYSE has notified Customer in writing that the Authorizing SRO( s) do not authorize, or no longer authorize, the person to receive that Type of Market Data, the Authorizing SRO( s) shall jointly and severally indemnify, hold harmless and defend Customer from and against (i) any suit or other proceeding that arises from the refusal and (ii) any liability, loss, cost, damage or expense (including reasonable attorneys' fees) that Customer incurs as a result of the suit or proceeding. The Authorizing SRO( s) shall have sole control of the defense of any such suit or proceeding and of all negotiations for its settlement or compromise. Customer's prompt notice to NYSE of any such suit or proceeding is a condition to Customer's rights under this Paragraph 9( e). Those rights do not apply when Customer ceases to furnish Market Data to a person, or in a manner, not authorized by NYSE.

PART III: PAYMENTS, RECORDS AND REPORTS

10. PAYMENTS

(a) GENERAL CHARGES -Customer shall pay NYSE or AMEX, as appropriate, in United States dollars the applicable charge( s) from time to time in effect. Customer shall pay any amounts due in accordance with such procedures, and within such time parameters, as NYSE or AMEX, as appropriate, may specify from time to time and shall pay any applicable tax (excluding any income tax imposed on any Authorizing SRO in respect of any such amount). The Authorizing SROs will provide Customer with 30 days' notice of any changes in the charge( s) payable by Customer.

(b) CHARGES FOR UNAUTHORIZED INSTALLATIONS -If NYSE or AMEX, as appropriate, notifies Customer that it has determined in its sole discretion that Customer has made any unauthorized or unreported provision or use of Market Data made available to Customer under this Agreement (including the improper receipt described in Paragraph 10( d)), Customer shall pay (i) any applicable charge( s) that would have been imposed on Customer, a Data Recipient or an Unauthorized Recipient in respect of a provision or use, whether by Customer or by a Data Recipient or Unauthorized Recipient, had it been authorized or reported and (ii) an administrative fee equal to ten percent of those charges. Customer's payment obligations apply regardless of whether a person responsible for an unauthorized provision or use received the Market Data from Customer directly or from a person in the chain of dissemination that began with an unauthorized provision or use by Customer. The Authorizing SROs reserve the right to recover punitive damages for any deliberate breach of good faith and the like.

(c) INTEREST ON UNPAID AMOUNTS -If Customer has not paid any amounts payable pursuant to Paragraph 10( a) within the applicable time parameters, Customer shall pay interest on the unpaid amount. That interest begins to accrue on the 31st day after the payment's due date. Customer shall also pay interest in respect of amounts payable pursuant to Paragraph 10( b)( i). That interest begins to accrue as of the date on which the amount would have been payable had the provision or use of Market Data been properly authorized or reported. The interest payable under this Paragraph 10( c) will equal the lesser of (i) one and one-half percent per month and (ii) the maximum rate of interest that applicable law permits.

(d) SUBROGATION AND RETURNS -If Customer has paid all amounts due in respect of any Unauthorized Recipient (i) Customer becomes subrogated to all rights of the Authorizing SROs to recover amounts from the Unauthorized Recipient and (ii) NYSE or AMEX, as appropriate, will return to Customer any amounts subsequently received from the Unauthorized Recipient, less any associated collection and administrative expenses.

11. RECORDS AND REPORTS

(a) RECORDS MAINTENANCE AND PRESERVATION -Customer shall maintain such billing records, reports, information, subscriber agreements and other documents as NYSE or AMEX, as appropriate, may reasonably require from time to time to permit the Authorizing SROs to bill for applicable charges and to monitor compliance with this Agreement. Customer shall have the ability to retrieve each such item as it applies to any NYSE-specified criterion, such as a particular Service, Data Recipient, location or account number. Customer shall preserve each such item for not less than three years.

(b) ACCESS TO RECORDS -During the term of this Agreement and for three years thereafter, Customer shall assure that any authorized representative of NYSE (in respect of all Types of Market Data) or of AMEX (in respect of Network B Market Data and Other Market Information) is able (i) to examine Customer's books and records relating to the Services (including, among other items, the items Customer must maintain pursuant to Paragraph 11(a)), (ii) to copy those books and records and extract information from them and (iii) to otherwise perform any auditing functions necessary to verify Customer's compliance with this Agreement.

(c) REPORTING -NYSE (in respect of all Types of Market Data) and AMEX (in respect of Network B Market Data and Other Market Information) may from time to time require Customer to furnish or report all or some of the items that Paragraph 11(a) requires Customer to maintain. Customer understands that NYSE or AMEX may require Customer (i) to so furnish or report some or all of those items upon occurrences of specified events and/ or on a periodic basis and (ii) to provide detailed summaries. At the request of NYSE or AMEX, as appropriate, Customer shall have audited, by an independent certified public accountant satisfactory to the requesting exchange, a list of all Data Recipients and any other reasonably requested list, report or information relating to Customer's redissemination or other use of Market Data. Customer shall comply with this Paragraph 11( c) by such methods, in such format and within such time parameters as NYSE or AMEX may reasonably specify.

(d) RELIABILITY OF CUSTOMER'S RECORDS -Customer shall use its best efforts (including the insertion of appropriate terms in Customer's agreements with Data Recipients, Customer Affiliates and Service Facilitators) to assure that Customer is supplied with timely, complete and accurate information so that Customer, in complying with this Paragraph 11, maintains and supplies NYSE and AMEX with timely, complete and accurate information. Those efforts shall include the use of such entitlement controls as Exhibit A may describe. NYSE recognizes that certain information is beyond Customer's control (such as information identifying Service-related equipment and software that Customer has not supplied, installed or made available). Subject to the best efforts requirement of this Paragraph 11(d), Customer's obligations under this Paragraph 11 apply to information of this type only to the extent Customer has received it.

PART IV: PROVISIONS OF GENERAL APPLICABILITY

12. NYSE AND AMEX CAPACITIES -In respect of Network A Last Sale Price and Quotation Information, NYSE acts, and receives payments, information and notices, under this Agreement in the one or more capacities for which the Plans provide. In respect of Network B Last Sale Price and Quotation Information, NYSE or AMEX so acts or receives in the one or more capacities for which the Plans provide. In respect of NYSE Market Information, NYSE so acts or receives solely on its own behalf. In respect of AMEX Market Information, NYSE or AMEX so acts or receives solely on behalf of AMEX. In respect of Other Market Information, NYSE or AMEX so acts or receives on behalf of the Participants or Other Data Disseminators that make that information available.

13. PROHIBITED USE AND PATENT INDEMNIFICATION -Customer shall indemnify, hold harmless and defend each Disseminating Party from and against any suit or other proceeding at law or in equity, claim, liability, loss, cost, damage, or expense (including reasonable attorneys' fees) incurred by or threatened against the Disseminating Parties that arises out of or relates to

(a) any use of Market Data other than as this Agreement provides by Customer, a Customer Affiliate or a Service Facilitator, or

(b) any claim that either any component of the equipment and software used for the purposes of this Agreement (excluding any equipment and software Customer or Service Facilitators (if any) do not supply, install or make available to, or operate or maintain for, a Data Recipient) or the manner of the use made of the component or of Market Data provided pursuant to this Agreement infringes any United States or foreign patent or copyright or violates any other property right.

NYSE's provision to Customer of prompt written notice of the suit or proceeding is a condition to Customer's obligations under the preceding sentence. Customer shall have sole control of the defense of the suit or proceeding and all negotiations for its settlement or compromise.

14. DATA NOT GUARANTEED -The Disseminating Parties do not guarantee the timeliness, sequence, accuracy or completeness of Market Data made available, or of other market information or messages disseminated, by any Disseminating Party. No Disseminating Party will be liable in any way to Customer or to any other person for

(a) any inaccuracy, error or delay in, or omission of, (i) any such data, information or message, or (ii) the transmission or delivery of any such data, information or message, or

(b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission, (ii) non-performance, or (iii) interruption in any such data, information or message,

due either to any negligent act or omission by any Disseminating Party or to any "Force Majeure" (i. e., any flood, extraordinary weather conditions, earthquake or other act of God, fire, war, insurrection, riot, labor dispute, accident, action of government, communications or power failure, or equipment or software malfunction) or any other cause beyond the reasonable control of any Disseminating Party.

15. NO SPONSORSHIP -Customer shall assure that neither Customer nor any Customer Affiliate or Service Facilitator represents, either directly or indirectly, that any Disseminating Party sponsors or endorses in any manner Customer, any other person, any particular use of Market Data or any equipment and software.

16. ARBITRATION -The parties shall settle any controversy or claim arising out of or relating to this Agreement, or to its breach or alleged breach, by arbitration in New York, New York under the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator( s) may issue injunctive and other equitable relief, but may not modify this Agreement. Either party may enter in any court having jurisdiction judgment upon any award that the arbitrator( s) render. For the purposes of so entering any such judgment, each party submits to the jurisdiction of the courts of the State of New York. Nothing in this Paragraph 16 derogates any right Customer, any Authorizing SRO, or any other person may have to appeal to the Securities and Exchange Commission any action taken or any failure to act under the 1934 Act, or any of its rules, or to pursue any claim relating to the unauthorized publication or use of communications under the Communications Act of 1934, as amended, at any time, whether before or after the commencement of any arbitration proceeding.

17. EFFECTIVE DATE AND TERMINATION -Upon its execution by each party, this Agreement becomes effective as of the date first above written. Upon becoming effective, this Agreement supersedes each previous agreement between the parties relating to any receipt or use of Market Data that Exhibit A describes. This Agreement continues in effect until terminated as this Paragraph 17 provides. Subject to Paragraph 4, either Customer or NYSE may terminate this Agreement as to one or more Types of Market Data on 30 days' written notice to the other. In addition, this Agreement terminates upon NYSE's withdrawal from the Plans and terminates as to Other Market Information and either Plan's Network B Market Data upon AMEX's withdrawal from that Plan. NYSE shall give Customer 30 days' written notice of any such withdrawal. Insofar as Customer receives access to Transmission Facilities by means of one or more interfaces with one or more intermediaries, this Agreement terminates as to that access immediately upon written notice from NYSE that it no longer approves the interface( s). Paragraphs 8( c), 9, 10, 11, 13, 14 and 16 survive the termination of this Agreement in general or as to any Type( s) of Market Data. They also survive any Participant's withdrawal from either Plan as those paragraphs apply to any matter arising prior to the withdrawal.

18. PROVISION OF SERVICE TO NYSE AND AMEX -Upon request by NYSE and/ or AMEX, Customer shall provide to the requesting exchange, free of charge, one subscription to such one or more of Customer's Services as the request may identify, together with the equipment necessary to receive, display or communicate the Service( s). NYSE and AMEX shall use such subscriptions solely for purposes of demonstrating the Service( s) and monitoring Customer's compliance with this Agreement.

19. MISCELLANEOUS

(a) ENTIRE AGREEMENT -Exhibit C, if any, contains additional provisions applicable to any non-standard aspects of Customer's receipt and use of Market Data. This Agreement incorporates Exhibit C. This writing, Exhibit A, Exhibit B and Exhibit C contain the entire agreement between the parties in respect of their subject matter. No oral or written collateral representation, agreement or understanding exists except as this Agreement may otherwise provide.

(b) MODIFICATIONS -In keeping with Paragraph 19( g), NYSE may, by written notice to Customer, modify this Agreement as necessary to cause this Agreement to comply, or to be consistent, with any modification to or replacement of the 1934 Act, the rules under the 1934 Act, or either Plan. Subject to Paragraphs 5( d) and 6, neither party may otherwise modify this Agreement except pursuant to a writing signed by or on behalf of each of them.

(c) ASSIGNMENTS -Customer may not assign this Agreement, in whole or in part, without the written consent of NYSE.

(d) INDIRECT ACTS PROHIBITED -In prohibiting Customer from doing any act, this Agreement also prohibits Customer from doing the act indirectly (e. g., by causing or permitting another person to do the act).

(e) REASONABLENESS STANDARD -This Agreement requires or authorizes NYSE and other Authorizing SROs to provide notices and approvals, to make requests and determinations, to impose and specify requirements, and otherwise to act, in respect of a variety of matters. The Authorizing SROs shall perform those acts in a reasonable manner.

(f) GOVERNING LAW -The laws of the State of New York govern this Agreement. It shall be interpreted in accordance with those laws.

(g) ACT AND PLAN APPLICABILITY -This Agreement and the Services are subject at all times to the 1934 Act, the rules under the 1934 Act and the Plans.

20. NOTICES -Customer shall furnish any notice, description, report or other communication relating to this Agreement in writing or by such other means (e. g., by electronic mail) as NYSE may specify. The address of each party for all written communications relating to this Agreement is:

Customer (as set forth in Exhibit A)

CQ Plan Participants and

CTA Plan Participants

c/ o New York Stock Exchange, Inc. (as below)

New York Stock Exchange, Inc.

11 Wall Street

New York, New York 10005

Attention: Director of Market Data

American Stock Exchange, Inc.

86 Trinity Place

New York, New York 10006

Attention: Director of Market Communications

Customer may change its address by notice to NYSE. NYSE may change any other party's address by notice to Customer.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

CUSTOMER NEW YORK STOCK EXCHANGE, INC.

_______________________________ acting in the capacities Paragraph 1

(Name of Customer) describes

By:__________________________________ By:______________________________________

Name: Name: Kenneth Yeh

Title: Title: President

Date: Date:

Dated: May 9, 1996

10